EXHIBIT 99.3

                      CONVERTIBLE PROMISSORY NOTE



$14,999,996.50                                Dated:  February 24, 1999



            FOR VALUE RECEIVED, the undersigned, CNL Hospitality Properties, Inc., a Maryland corporation ("CHP"), and CNL Hotel Investors, Inc., a Maryland corporation ("Hotel Investors"), HEREBY PROMISE TO PAY to the order of Five Arrows Realty Securities II L.L.C., a Delaware limited liability company ("Five Arrows") on July 1, 2000 (the "Maturity Date") (i) the principal sum of FOURTEEN MILLION NINE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED NINETY-SIX AND 50/100 Dollars ($14,999,996.50), or, if less, the aggregate unpaid principal amount of all advances made by Five Arrows to CHP pursuant to Section 1.5 of the CHP Securities Purchase Agreement (as defined below); and (ii) interest (computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed) on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until such principal amounts become due, at an interest rate per annum equal at all times to eight percent (8%) except that from and after an Event of Default, as defined below, such interest rate shall be ten percent (10%). Both principal and interest are payable in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by Five Arrows.

            This Note is the Note referred to, and is entitled to the benefits provided for the Note in, the CHP Securities Purchase Agreement, dated as of February 24, 1999 (the "CHP Securities Purchase Agreement"), by and between CHP, Hotel Investors and Five Arrows. Capitalized terms defined otherwise defined herein shall have the meanings ascribed to them in the CHP Securities Purchase Agreement.

            This Note is subject to the following additional provisions:

            1.     In the event that the entire principal amount of this
Note is not converted before the Maturity Date as provided in Section
1.6 of the CHP Securities Purchase Agreement, this Note shall, without requirement of notice, become immediately due and payable on the Maturity Date in an amount equal to the greater of (i) such outstanding principal amount and (ii) the Fair Market Value of the aggregate number of shares of CHP Common Stock that Five Arrows would have received if such outstanding principal amount had been converted. All shares of CHP Common Stock issued upon conversion of this Note shall be fully paid and nonassessable, and the Holder (as defined below) thereof shall be

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entitled to the same rights with respect to such shares (including, without limitation, registration rights) as if such shares were purchased pursuant to the CHP Securities Purchase Agreement.

            The term "Fair Market Value" on any date of determination with respect to the CHP Common Stock, shall mean the average of the daily Market Prices for the 10 consecutive Trading Days immediately preceding such date. The term "Market Price" on any date shall mean the Closing Price for CHP Common Stock on such date. The term "Closing Price" on any date shall mean the last sale price for CHP Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for CHP Common Stock, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if CHP Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal national securities exchange on which CHP Common Stock is are listed or admitted to trading or, if CHP Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

            2. The holder of this Note ("Holder") is authorized to endorse on the schedule attached hereto and made a part hereof the date and amount of each advance made by Five Arrows pursuant to the CHP Securities Purchase Agreement, which endorsement shall constitute prima facie evidence of the accuracy of the information enclosed in the absence of manifest or provable error; provided that the failure of the Holder to make any such endorsement shall not affect the obligations of CHP or Hotel Investors hereunder or under the CHP Securities Purchase Agreement.

            3. If one or more of the following described "Events of Default" shall occur and continue for seven (7) days or such other period indicated below:

                  (a) CHP and Hotel Investors shall default in the conversion or payment of principal or interest on this Note; or

                  (b) Any of the representations or warranties made by CHP herein, in the CHP Securities Purchase Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of CHP in connection with the execution and delivery of this Note or the CHP Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

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                  (c)    CHP or Hotel Investors shall fail to perform or
observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of CHP or Hotel Investors under this Note or the CHP Securities Purchase Agreement (and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure); or

                  (d) CHP or Hotel Investors shall (1) become insolvent; (2) admit in writing its liability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  (e) A trustee, liquidator or receiver shall be appointed for CHP or Hotel Investors or for a substantial part of their property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  (f)    Any governmental agency or any court of
competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of CHP or Hotel Investors and shall not be dismissed within sixty (60) days thereafter; or

                  (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against CHP or Hotel Investors or any of their properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days after it becomes final and non-appealable; or

                  (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against CHP or Hotel Investors and, if instituted against CHP or Hotel Investors, shall not be dismissed within sixty (60) days after such institution, or CHP or Hotel Investors shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  (i) This Note or any of its covenants, described below, shall, pursuant to its terms, at any time for any reason (i) cease to be in full force and effect, (ii) be declared to be null and void by CHP or Hotel Investors or a court of competent jurisdiction while the indebtedness is outstanding hereunder, (iii) have the validity or enforceability hereof contested by CHP or Hotel Investors, or (iv)

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have CHP or Hotel Investors in a writing signed by CHP or Hotel
Investors deny that it has any or further liability or obligation hereunder; then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any notice or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, and no delay or omission of the Holder to exercise any right or power accruing upon any default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.

            4. CHP covenants and agrees that, from the date hereof until the payment in full of this Note, CHP:

                  (i) will maintain its corporate existence and right to carry on its business;

                  (ii) will not merge or consolidate with or into any other corporation (where CHP does not survive the transaction) or sell or otherwise convey all or a substantial portion of its assets;

                  (iii) shall maintain with financially sound and reputable insurance companies, insurance of the kinds, covering the risks, and in the relative proportionate amounts, usually carried by reasonable and prudent companies conducting businesses similar to that of CHP and its Subsidiaries taking into consideration CHP's size and leverage;

                  (iv) will comply in all material respects with all applicable laws, rules, regulations, permits and orders;

                  (v) will maintain and preserve its existence, rights and privileges and use its best efforts to obtain, maintain and preserve all material permits, licenses, authorizations and approvals that are necessary in the proper conduct of its business;

                  (vi) shall not take or fail to take any action within CHP's control which has impaired or is likely to impair the value of any substantial part of the assets of CHP or any of its Subsidiaries;

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                  (vii)  shall pay and discharge, or cause to be paid
and discharged, before (A) the same shall become overdue and (B) any penalty, interest, fine or surcharge is imposed, all material taxes, assessments and other governmental charges imposed upon CHP and its Subsidiaries, if any, and their properties (real and personal), sales and activities, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of their properties; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall then currently be contested in good faith by appropriate proceedings and if CHP or the appropriate Subsidiary, if any, shall have set aside on its books adequate reserves with respect thereto; and

                  (viii)   shall give notice to the Holder of any
default under any provisions of this Note within five (5) business days after the discovery by CHP or any of its Subsidiaries of such default.

            5. No provision of this Note shall alter or impair the obligation of CHP and Hotel Investors, which is absolute and unconditional, to pay the principal of and interest on, this Note at the time, place, and rate, and in the coin currently, herein prescribed.

            6. CHP and Hotel Investors hereby expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be jointly and severally liable for the payment of all sums owing and to be owing hereof regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder; provided, however, that with respect to Hotel Investors, the payment of any such sums shall be subordinate in right of payment, to the extent and in the manner provided in the Senior Loan Agreement (as defined in the Articles Supplementary of Hotel Investors designating the 8% Class A Cumulative Preferred Stock of Hotel Investors) to the prior payment in full of all indebtedness incurred thereunder, whether outstanding on the date hereof or thereafter incurred.

            7. CHP and Hotel Investors agree to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Note.

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            8.     This Note shall be governed by, and construed in
accordance with, the law of the State of New York. CHP and Hotel Investors hereby agree to service of process by mail, submits to the jurisdiction of the Federal or State courts of New York, waives any claims that the forum is inconvenient and waives trial by jury.

                                    CNL HOSPITALITY PROPERTIES, INC.

                                    By: /s/ James M. Seneff
                                       -----------------------------

                                    Title:  Chairman and Chief Executive
                                            Officer

                                    CNL HOTEL INVESTORS, INC.

                                    By: /s/ James M. Seneff
                                       -----------------------------

                                    Title:  Chairman and Chief Executive
                                            Officer



























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                   Date            Advance          Made by
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